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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2005

                         Commission File Number: 0-21092


                                   OCTuS Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)

Nevada                                                                75-3016844
-------                                                               ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Ave. Balboa Edificio Los Delfines Torre 100 Mezzanina,
Panama City, Panama                                                        n/a
-------------------------------------------------------------- ----------------
(Address of principal executive offices)                            (Zip Code)

                                011(507)265-1555
                                ----------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 7.01  REGULATION FD DISCLOSURE
-----------------------------------

On February 22, 2005, OCTuS Inc., a Nevada corporation, (the "Registrant"), executed a non-binding Letter of Intent (the "LOI") to effectuate a business combination with MicroSlate Inc., a Canadian corporation ("MicroSlate"). Subject to customary due diligence and further negotiations, the business combination between the Registrant and MicroSlate will be effectuated by either reverse merger, reorganization or asset purchase.

Pursuant to the LOI, the transaction is subject to certain conditions, including, but not limited to:

     o  completion of due diligence by the Registrant and MicroSlate;
     o  the completion of mutually agreeable definitive transaction documents;
     o the approval by the respective boards of directors of the Registrant and MicroSlate; and
     o  the approval of MicroSlate's stockholders, if necessary.

About MicroSlate

MicroSlate is an industry leading provider of Mobile Data Solutions for rugged mission-critical environments. Headquartered just outside Montreal, Canada, the company also has offices in Florida, operates a Service Center in New York State and has Sales offices in Ontario, Texas, Arizona and Illinois.

MicroSlate's rugged laptops, handheld computers and tablets provide mobile workforces with the computing power and communications capabilities required in today's fast-paced and demanding situations. Their devices are widely used by police forces and fire departments across the United States. MicroSlate's solutions are also widely used by field technicians, specifically in the Telecommunications and Distribution sectors.

MicroSlate also provides comprehensive software solutions, focused specifically on Healthcare and Aerospace applications. Their Electronic Records Management
(ERM) Systems allow clinics and hospitals to fully manage all their information requirements, from patient and resource scheduling, to patient records management and electronic prescriptions. MicroSlate's Aerospace Systems enable aircraft maintenance crews to perform comprehensive inspections and facilitate the filing of required reports in demanding and time-critical environments.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       OCTuS Inc.


February 22, 2005                 By:  /s/ Josie Ben Rubi
                                       ----------------------------------------
                                       Josie Ben Rubi
                                       President, Chief Executive Officer